Exhibit 99.1

As of September 28, 2007, the Asset Purchase Agreement entered into between International Monetary Systems, Ltd. and Kansas Trade Exchange, Inc. dated September 5, 2007 is rescinded by mutual agreement of the parties.  The Agreement is to be replaced by the Asset Purchase Agreement entered into between International Monetary Systems, Ltd. and Kansas Trade Exchange, Inc. dated September 28, 2007.

International Monetary Systems, Ltd	Kansas Trade Exchange, Inc

\s\Donald F. Mardak	\s\Hayes G. Crenshaw
Donald F. Mardak, President	Hayes G. Crenshaw, President

\s\Brenda J. Crenshaw
Brenda J. Crenshaw
Secretary/Treasurer